                                                                     EXHIBIT 2.4
                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (the "PLEDGE AGREEMENT"), executed this 13th day of July, 2004, is made by and among MicroTel International Inc., a Delaware corporation ("PLEDGOR"), Noel McDermott, an individual ("COLLATERAL AGENT"), and the persons and entities listed on the Schedule of Lenders attached hereto as EXHIBIT A (each, a "LENDER" and collectively, the "LENDERS").

                                    RECITALS

         A. Pledgor and the Lenders are parties to the Stock Purchase Agreement of even date herewith (the "STOCK PURCHASE AGREEMENT") relating to the purchase by Pledgor of all of the issued and outstanding shares of common stock of Larus Corporation, a California corporation ("LARUS").

         B. Pursuant to the terms of the Stock Purchase Agreement, Pledgor issued certain long term promissory notes (which are defined in the Stock Purchase Agreement as well as herein as the "LONG TERM NOTES") to each of the Lenders to satisfy a portion of the aggregate consideration to be paid by Pledgor for the purchase of the shares of Larus from Lenders.

         C. In order to induce Lenders to extend the credit evidenced by the Long Term Notes, Pledgor has agreed to enter into this Pledge Agreement to pledge and grant Collateral Agent, for the benefit of itself and the Lenders, the security interest in the Collateral described below.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Long Term Notes shall have the respective meanings given to those terms in the Long Term Notes, and all terms defined in the California Uniform Commercial Code (the "UCC") shall have the respective meanings given to those terms in the UCC.

         2. THE PLEDGE. To secure the Obligations as defined in SECTION 3 hereof, Pledgor hereby pledges and grants to Collateral Agent a security interest in all of Pledgor's right, title and interest, whether now existing or hereafter arising, in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the following property (the "COLLATERAL"):

                  (a) the equity securities of Larus acquired by Pledgor pursuant to the Stock Purchase Agreement and the equity securities of the Larus Entity, if applicable (collectively, the "PLEDGED SECURITIES");

                  (b) all dividends (including cash dividends), other distributions (including redemption proceeds), or other property, securities or instruments in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise; and

                  (c) all proceeds of the foregoing (the "PROCEEDS").

         3. SECURITY FOR OBLIGATIONS. The obligations secured by this Pledge Agreement (the "OBLIGATIONS") shall mean and include all obligations of Pledgor as provided in the Long Term Notes.

         4. DELIVERY OF COLLATERAL; FINANCING STATEMENTS. All certificates or instruments representing or evidencing the Collateral shall be promptly delivered to Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Concurrently with the execution of this Pledge Agreement, Pledgor shall execute and deliver to Collateral Agent the UCC-1 financing statement provided by Collateral Agent.

         5. REPRESENTATIONS WARRANTIES. Pledgor hereby represents and warrants to Collateral Agent and the Lenders as follows:

                  (a) AUTHORIZATION. Pledgor has full power and authority to enter into this MicroTel Pledge Agreement.

                  (b) STOCK POWERS. The stock powers and assignments separate from certificate are duly executed and give Collateral Agent and Lenders the authority they purport to confer.

                  (c) ISSUANCE OF PLEDGED SECURITIES, ETC. The Pledged Securities are owned by Pledgor free and clear of any and all liens, pledges, encumbrances or charges, and Pledgor has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of the Pledged Securities except for any liens, pledges, encumbrances or charges in favor of the Senior Lenders.

                  (d) SECURITY INTEREST. The pledge of the Collateral creates a valid security interest in the Collateral securing the payment of the Obligations and the obligations hereunder.

                  (e) RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. On and as of the date any property becomes Collateral, the foregoing representations and warranties shall be deemed restated with respect to such additional Collateral.

         6. COVENANTS. Pledgor hereby agrees as follows:

                  (a) LIENS ON COLLATERAL. Pledgor agrees not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Collateral other than in favor of the Senior Lenders.

                  (b) FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at Pledgor's expense, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         7. VOTING RIGHTS; DIVIDENDS; ETC.

                  (a) RIGHTS PRIOR TO AN EVENT OF DEFAULT. So long as no Event of Default shall have occurred and be continuing:

                           (i) Pledgor shall be entitled to exercise any and all
voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement; and

                           (ii) Pledgor shall be entitled to receive and retain
free and clear of the security interest of Collateral Agent and Lenders hereunder any and all dividends and interest paid in respect of the Pledged Securities.

                  (b) RIGHTS FOLLOWING AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default:

                           (i) all rights of Pledgor to exercise the voting and
other consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 7(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to SECTION 7(a)(ii) shall cease and all such rights shall thereupon become vested in Collateral Agent which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments; and

                           (ii) all dividends and interest payments which are
received by Pledgor contrary to the provisions of SECTION 7(b)(i) shall be received in trust for the benefit of Collateral Agent and Lenders, shall be segregated from other funds of Pledgor and shall be forthwith delivered to Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

         8. EVENTS OF DEFAULT; REMEDIES.

                  (a) EVENT OF DEFAULT. An Event of Default shall be deemed to have occurred under this Pledge Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Long Term Notes).

                  (b) RIGHTS UNDER THE UCC. In addition to all other rights granted hereby, and otherwise by law, Collateral Agent shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

                  (c) NOTICE, ETC. In any case where notice of sale is required, ten (10) days notice shall be deemed reasonable notice. Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person (as defined in the Long Term Notes) or property.

                  (d) OTHER REMEDIES. Upon the occurrence and during the continuance of an Event of Default, at the request of Collateral Agent, Pledgor shall assemble and make available to Collateral Agent all records relating to the Pledged Securities.

                  (e) APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

                           (i) first, to the payment of reasonable costs and
expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Collateral Agent;

                           (ii) second, to the payment to each Lender of the
amount then owing or unpaid on such Lender's Long Term Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Long Term Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

                           (iii) third, to the payment of the surplus, if any,
to Pledgor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Pledge Agreement, the term "Pro Rata Share" shall mean, when calculating a Lender's portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Lender's Long Term Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Long Term Notes issued under the Stock Purchase Agreement. In the event that a Lender receives payments or distributions in excess of its Pro Rata Share, then such Lender shall hold in trust all such excess payments or distributions for the benefit of the other Lenders and shall pay such amounts held in trust to such other holders upon demand by such holders.

         9. AUTHORIZED ACTION BY COLLATERAL AGENT.

                  (a) Pledgor hereby appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Collateral Agent's discretion and to the full extent permitted by law to take any action and to execute any instrument which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with

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the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  (b) This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Collateral Agent hereunder are solely to protect the Collateral Agent and Lenders' interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be accountable only for amounts that he actually receives as a result of the exercise of such powers and in no event shall Collateral Agent or any of his employees or agents be responsible to Pledgor for any act or failure to act, except for gross negligence or willful misconduct.

         10. COLLATERAL AGENT.

                  (a) APPOINTMENT. The Lenders hereby appoint Noel McDermott as Collateral Agent for the Lenders under this Pledge Agreement (in such capacity, the "COLLATERAL AGENT") to serve from the date hereof until the termination of this Pledge Agreement.

                  (b) POWERS AND DUTIES OF COLLATERAL AGENT, INDEMNITY BY
LENDERS.

                           (i) Each Lender hereby irrevocably authorizes the
Collateral Agent to take such action and to exercise such powers hereunder as provided herein, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of his duties hereunder by or through agents or employees at his discretion.

                           (ii) Upon the death, resignation or removal of the
Collateral Agent, the Lenders shall appoint a successor collateral agent to act under the Long Term Notes and this Pledge Agreement. If no such successor collateral agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after Collateral Agent's death, giving of notice of resignation or removal as Collateral Agent, then Collateral Agent shall be deemed to be Warren P. Yost or his successor-in-interest to his Long Term Note. Upon the acceptance of any appointment as successor collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all rights, powers, privileges, duties and obligations of Collateral Agent hereunder, and the Collateral Agent shall be discharged from his duties and obligations. After Collateral Agent's death, resignation or removal hereunder as the Collateral Agent, the provisions of this SECTION 10 shall continue in effect for his benefit in respect of any actions taken or omitted to be taken by him while he was acting as such Collateral Agent.

         11. MISCELLANEOUS.

                  (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Pledgor, Collateral Agent or Lenders under this Pledge Agreement shall be in writing and telecopied, mailed or delivered to each party at the telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

            Pledgor:                  MicroTel International Inc.
                                      9485 Haven Avenue, Suite 100
                                      Rancho Cucamonga, CA  91730
                                      Attention:  Carmine T. Oliva
                                      Telephone:  (909) 987-9220
                                      Facsimile:  (909) 987-9228

            Collateral Agent:         Noel McDermott
                                      502 Village Circle
                                      Santa Cruz, CA  95060
                                      Telephone: ____________________
                                      Facsimile: _____________________

            Lenders:                  See the Schedule of Lenders on EXHIBIT A.

                  (b) NONWAIVER. No failure or delay on Pledgor, Collateral Agent or Lenders' part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (c) AMENDMENTS AND WAIVERS. This Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Pledgor and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                  (d) ASSIGNMENTS. This Pledge Agreement shall be binding upon and inure to the benefit of Lenders, Collateral Agent and Pledgor and their respective successors and assigns; PROVIDED, HOWEVER, that Pledgor may not assign its rights and duties hereunder without the prior written consent of Collateral Agent.

                  (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Lenders and Collateral Agent under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Lenders and Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Long Term Notes or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent's rights hereunder. Pledgor waives any right to require Collateral Agent or Lenders to proceed against any Person or to exhaust any collateral or to pursue any remedy in Collateral Agent or Lenders' power.

                  (f) PARTIAL INVALIDITY. If at any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (g) EXPENSES. Pledgor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Collateral Agent with respect to any amendments or waivers hereof requested by Pledgor or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Collateral Agent or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Pledge Agreement, the Long Term Notes or the Obligations or any bankruptcy or similar proceeding involving Pledgor or any of its Subsidiaries).

                  (h) GOVERNING LAW. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

                  (i) JURY TRIAL. PLEDGOR, LENDERS AND COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MICROTEL PLEDGE AGREEMENT.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be executed as of the day and year first above written.

                        PLEDGOR:

                        MicroTel International Inc.,
                        a Delaware corporation

                        By:  /S/ Carmine T. Oliva
                             ----------------------
                             Carmine T. Oliva, Chairman, President and
                        Chief Executive Officer


                        LENDERS:

                        See Schedule of Lenders on EXHIBIT A for signature


                        COLLATERAL AGENT:


                        /S/ Noel Mcdermott, by Warren P. Yost, Attorney-in-fact
                        -------------------------------------------------------
                        Noel McDermott, an individual



                       [Signatures continued on next page]

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


                                                   EXHIBIT A
                                                   ---------

                                              SCHEDULE OF LENDERS


                                                       PRINCIPAL
                                                        AMOUNT
            LENDER'S NAME AND ADDRESS                   OF NOTE                    LENDER'S SIGNATURE
            -------------------------                   -------                    ------------------

Noel McDermott, as Trustee of the Noel C.              $1,680,000     /S/ Noel Mcdermott, Trustee, by Warren P.
McDermott Revocable Living Trust dated                                -----------------------------------------
December 18, 1995                                                     Yost, Attorney-in-fact
502 Village Circle                                                    ----------------------
Santa Cruz, CA  95060                                                 Noel McDermott, Trustee of the Noel C.
                                                                      McDermott Revocable Living Trust dated
                                                                      December 18, 1995


Warren P. Yost and Gail A. Yost, as Co-Trustees        $1,320,000     /S/ Warren P. Yost
Under Declaration of Trust dated March 9, 1988                        ------------------
10324 Miner Place                                                     Warren P. Yost, Co-Trustee Under Declaration
Cupertino, CA  95014                                                  of Trust dated March 9, 1988

                                                                      /S/ Gail A. Yost
                                                                      ----------------
                                                                      Gail A. Yost, Co-Trustee Under Declaration
                                                                      of Trust dated March 9, 1988

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED and pursuant to that certain Pledge and Security Agreement dated as of July ___, 2004 the undersigned hereby sells, assigns and transfers unto Noel McDermott, as Collateral Agent, 910,000 shares of common stock of Larus Corporation, a California corporation, standing in the undersigned's name on the books of said corporation represented by certificate number ___ delivered herewith, and does hereby irrevocably constitute and appoint Noel McDermott as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:  As of July ___, 2004       By: MicroTel International Inc.

                                            /S/ Carmine T. Oliva
                                   ---------------------------------------------
                                   (Signature)

                                   Carmine T. Oliva, Chairman, President and CEO
                                   ---------------------------------------------
                                   (Please Print Name)


                                   ---------------------------------------------
                                   (Spouse's Signature, if any)


                                   ---------------------------------------------
                                   (Please Print Spouse's Name)

                  This Stock Power and Assignment Separate From Certificate was executed by MicroTel International Inc. in conjunction with the terms of a Pledge Agreement dated as of July ___, 2004.


INSTRUCTION: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE AND NAME LINES.